EXHIBIT 10.11

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of the 3rd day of January, 2012, by and between Solarmax Renewable Energy Provider, Inc., a California corporation, (“Borrower”) and Clean Energy Funding, LP, a limited partnership organized in California, (“Lender”), with reference to the following facts:

Borrower is a provider of solar energy system for commercial and residential customers. Lender is to provide a loan up to $45 million to Borrower. The loan proceeds will be used by Borrower to finance the purchase of solar energy equipment, engineering and installation costs, as well as marketing, advertising and other expenses related to residential and commercial solar energy system.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
AMOUNTS AND TERMS OF THE LOAN

Section 1.1. The Loan. Lender agrees, on the terms and conditions hereinafter set forth, to make a loan (“Loan”) to the Borrower in an amount not to exceed Forty-Five Million Dollars ($45,000,000.00) (“Maximum Loan Amount”).

Section 1.2. Advances. From and after the date hereof, Lender shall advance proceeds of the Loan in increments of Two Million Five Hundred Thousand Dollars ($2,500,000) (each an “Advance”), subject to Lender’s right to make Advances in lesser amounts in its discretion, at such times as Lender shall determine in its sole and absolute discretion. At such time as Lender desires to make an Advance, Lender shall give Borrower 3 business days prior written notice of the making of an Advance (an “Advance Notice”), which Advance Notice shall include the amount of the Advance and the date upon which the Advance will be made (“Advance Date”). A business day means any day other than Saturday, Sunday or a public or bank holiday in Los Angeles, California.

Section 1.3. Interest and Repayment. Interest on the aggregate disbursed, but unpaid, principal amount of the Loan shall accrue at the rate of 3% per annum from each Advance Date, and shall be paid on a quarterly basis beginning the end of the quarter following the quarter in which the first Advance is made . With respect to each Advance, principal shall be due and payable 48 months from the Advance Date. The Lender agrees and reserves the right to extend the term of the Loan as may be necessary to meet applicable USCIS immigrant investor visa requirements.

Section 1.4. Mandatory Uses of Proceeds. Borrower agrees that the proceeds of the Loan shall only be used by Borrower to finance the purchase of solar energy equipment, engineering and installation costs, as well as marketing, advertising and other expenses related to residential and commercial solar energy system.

1

Section 1.5. Loan Payments Unconditional. Borrower’s obligations to make all payments hereunder and to perform and observe all of the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason. Notwithstanding any dispute between Borrower and Lender, or any other person, Borrower shall make all payments when due and shall not withhold any payments pending final resolution of such dispute, nor shall Borrower assert any right of setoff or counterclaim against its obligation to make such payments required under this Agreement.

ARTICLE 2
SECURITY INTEREST

Section 2.1. Grant of Security. As a security for the payment and performance of all debts, liabilities and obligations of Borrower due to Lender pursuant to or in connection with this Agreement or the Note, Borrower hereby grants to Lender a security interest (the “Security Interest”) in all of their right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising and however and wherever arising or located (collectively, “Collateral”):

(a) ACCOUNTS: All present and future accounts, accounts receivable and other rights of Borrower to payment for the sale or lease of goods or the rendition of services, including without limitation all Borrower’s installment sales contracts with its commercial and residential customers for the sale or lease of solar energy systems provided by Borrower (collectively, “Solar Energy Contracts”) whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance, including, without limitation, accounts arising under any contracts (collectively, “Accounts”);

(b) INVENTORY: All of Borrower’s present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such Borrower and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of Borrower’s business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in Borrower’s business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above (collectively, “Inventory”);

Section 2.2. Enforcement. In the Event of Default, Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of California or any other relevant jurisdiction at that time (the “Uniform Commercial Code”) (whether or not the Uniform Commercial Code applies to the affected Collateral).

2

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California,

(b) The execution, delivery and performance of this Agreement do not contravene any law or any contractual restriction binding on or affecting Borrower.

(c) This Agreement is, when delivered hereunder will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

(d) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower.

(e) Borrower will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which could reasonably be expected to cause a material adverse effect on its financial condition, operations, business or prospects and (b) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Collateral.

ARTICLE 4
AFFIRMATIVE COVENANTS OF BORROWER

So long as the Loan shall remain unpaid, Borrower will comply with the following requirements:

Section 4.1. Sale of Assets. Borrower will not, without Lender’s consent, sell, lease (except in the ordinary course of business), assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Collateral or any interest therein (whether in one transaction or in a series of transactions).

Section 4.2. Consolidation and Merger. Borrower will not without Lender’s consent consolidate with or merge into any person, or permit any other person to merge into it or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person.

3

ARTICLE 5
EVENTS OF DEFAULT

Section 5.1. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) Borrower shall fail to pay any principal, or interest, or any other sums due; or

(b) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement on the Borrower’s part to be performed or observed (other than the payment of principal, interest or other monies), if such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to Borrower by Lender then, and in any such event, Lender may, by notice to Borrower, declare all interest and all other amounts payable under this Agreement to be due and payable.

ARTICLE 6
MISCELLANEOUS

Section 6.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and mailed or delivered as follows:

If to Borrower:	Solarmax Renewable Energy Provider, Inc. 17011 Green Drive City of Industry, CA 91745

If to the Lender:	Clean Energy Funding, LP c/o Inland Empire Renewable Energy Regional Center LLC 17700 Castleton Street # 488 City of Industry, CA 91748

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying with the terms of this section. All such notices and communications shall, when mailed, be effective when deposited in the mails addressed as aforesaid.

Section 6.3. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

4

Section 6.4. Costs, Expenses. Borrower agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, and any other documents to be delivered under this Agreement (or in connection herewith), whether or not suit is filed in connection therewith.

Section 6.5. Acknowledgment of Waivers. BORROWER ACKNOWLEDGES THAT THIS AGREEMENT AND THE NOTE CONTAIN WAIVERS OF CERTAIN RIGHTS AND DEFENSES THAT BORROWER WOULD OTHERWISE HAVE UNDER APPLICABLE LAW. BORROWER WARRANTS AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN AND THEREIN ARE MADE AFTER CONSULTATION WITH LEGAL COUNSEL AND WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, WITH THE UNDERSTANDING THAT EVENTS GIVING RISE TO ANY DEFENSE OR RIGHT WAIVED MAY DIMINISH, DESTROY OR OTHERWISE ADVERSELY AFFECT RIGHTS WHICH BORROWER OTHERWISE MAY HAVE AGAINST LENDER OR OTHERS, OR AGAINST ANY PROPERTY, AND THAT, UNDER THE CIRCUMSTANCES, THE WAIVERS AND CONSENTS HEREIN AND THEREIN GIVEN ARE REASONABLE AND NOT CONTRARY TO PUBLIC POLICY OR LAW. IF ANY OF THE WAIVERS OR CONSENTS HEREIN OR THEREIN ARE DETERMINED TO BE UNENFORCEABLE UNDER APPLICABLE LAW, SUCH WAIVERS AND CONSENTS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

________________________

(initialed)

Section 6.6. Binding Effect: Governing Law. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. Lender and Borrower agree that this Agreement shall be governed by, and construed in accordance with, laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

“LENDER”	“BORROWER”
CLEAN ENERGY FUNDING, LP	SOLARMAX RENEWABLE ENERGY PROVIDER, INC.
By: /s/ Ching Liu Name: Ching Liu Title: EVP	By: /s/ David Hsu Name: David Hsu Title: CEO

5